                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                        HOUSTON LIGHTING & POWER COMPANY


                 Pursuant to and in accordance with the provisions of Article
4.04 of the Texas Business Corporation Act (the "TBCA"), Houston Lighting & Power Company, a Texas corporation (the "Corporation"), hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

                 The name of the Corporation is Houston Lighting & Power
Company.

                                  ARTICLE TWO

                 The following amendment to the articles of incorporation was adopted by the sole holder of Class A Common Stock of the Corporation on August 9, 1996 in order to establish a classified Board of Directors.

                 The amendment alters or changes ARTICLE V of the original or amended articles of incorporation and the full text of each provision altered is as follows:

                 "The number of directors of the corporation shall be such number as determined from time to time by a majority of the board of directors, but shall not be less than three. The directors of the Company shall be divided into three classes, designated Class I, Class II and Class III, each class to be as nearly equal as possible. The initial terms of office of the directors of Class I shall expire at the annual meeting of shareholders in 1997, of Class II shall expire at the annual meeting of shareholders in 1998 and of Class III shall expire at the annual meeting of shareholders in 1999.
At each annual meeting the number of directors equal to the number constituting the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

                 The number of directors currently constituting the board of directors is ten. The persons whose names and addresses are set forth below are now serving as directors of the corporation, and they are divided into the classes specified below:

      Name                                                                                          Address
      ----                                                                                          -------
                                                         CLASS I
William T. Cottle ...............................................................................Houston, Texas
Jack D. Greenwade ...............................................................................Houston, Texas
Lee W. Hogan ....................................................................................Houston, Texas

                                                         CLASS II
Hugh Rice Kelly .................................................................................Houston, Texas
R. Steve Letbetter ..............................................................................Houston, Texas
R.L. Waldrop ....................................................................................Houston, Texas

                                                        CLASS III
Don D. Jordan ...................................................................................Houston, Texas
David M. McClanahan .............................................................................Houston, Texas
Stephen W. Naeve ................................................................................Houston, Texas
S.C. Schaeffer ..................................................................................Houston, Texas"

                                 ARTICLE THREE

                 The number of shares of the Corporation outstanding at the time of such adoption was 10,001,100 (10,000,000 shares of Cumulative Preferred Stock, 1,000 shares of Class A Common Stock and 100 shares of Class B Common Stock); and the number of shares entitled to vote thereon was 1,000 (Class A Common Stock).

                 The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing pursuant to Article 9.10 adopting said amendment and any written notice required by Article 9.10 has been given.

                 IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be duly executed as of the 9th day of August, 1996.

                                 HOUSTON LIGHTING & POWER COMPANY



                                 By: /s/  Hugh Rice Kelly
                                     -------------------------------------------
                                     Name:   Hugh Rice Kelly
                                     Title:  Senior Vice President and Secretary